CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Contingent Income Auto-Callable Securities due 2021	$599,000	$77.75

February 2020

Pricing Supplement No. 3,290

Registration Statement Nos. 333-221595; 333-221595-01

Dated February 4, 2020

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.  The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF is at or above 70% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date.  However, if the closing level of any underlying is less than its coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  In addition, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective call threshold level on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final level of each underlying has remained greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold level, on each index business day or each trading day, as applicable, from but excluding the pricing date to and including the final observation date (the “observation period”), the payment at maturity will be the stated principal amount and the related contingent quarterly coupon. If, however, the final level of any underlying is less than its respective downside threshold level on any index business day or any trading day, as applicable, during the observation period, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and, if the final level of any underlying is less than its initial level, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 1.75-year term of the securities.  Because all payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon threshold level or respective downside threshold level, as applicable, of any underlying will result in few or no contingent coupon payments and a potentially significant loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much.  The securities are for investors who are willing to risk their principal based on the worst performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 1.75-year term.  Investors will not participate in any appreciation of any underlying.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	EURO STOXX® Banks Index (the “SX7E Index”), NASDAQ-100 Index® (the “NDX Index”) and iShares® Russell 2000® ETF (the “IWM Shares”)
Aggregate principal amount:	$599,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	February 4, 2020
Original issue date:	February 7, 2020 (3 business days after the pricing date)
Maturity date:	November 8, 2021
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date.  If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 6.25% per annum for each interest payment period for each applicable observation date.

If, on any observation date, the closing level of any underlying is less than its respective coupon threshold level, we will pay no coupon for the applicable quarterly period.  It is possible that any underlying will remain below its respective coupon threshold level for extended periods of time or even throughout the entire 1.75-year term of the securities so that you will receive few or no contingent quarterly coupons.

Trigger event:	A trigger event occurs if, on any index business day (with respect to the SX7E Index and the NDX Index) or any trading day (with respect to the IWM Shares) from but excluding the pricing date to and including the final observation date (the “observation period”), the closing level of an applicable underlying is less than its respective downside threshold level. If a trigger event occurs on any index business day or any trading day, as applicable, during the observation period, you will be exposed to the downside performance of the worst performing underlying at maturity.
Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day (with respect to the SX7E Index and the NDX Index) or any trading day (with respect to the IWM Shares) from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day (with respect to the SX7E Index and the NDX Index) or any trading day (with respect to the IWM Shares) from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final level of any underlying is less than its initial level, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of any underlying.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$964.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$18.75	$981.25
Total	$599,000	$11,231.25	$587,768.75
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $18.75 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 34.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Index Supplement dated November 16, 2017
Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Terms continued from previous page:
Early redemption:	If on any redemption determination date, beginning on May 4, 2020, the closing level of each underlying is greater than or equal to its respective call threshold level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective call threshold level for such underlying on the related redemption determination date.
Early redemption payment:	The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date.
Redemption determination dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.
Early redemption dates:	Beginning on May 7, 2020, quarterly. See “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day
Downside threshold level:	With respect to the SX7E Index: 65.758, which is 70% of its initial level
With respect to the NDX Index: 6,533.839, which is approximately 70% of its initial level
With respect to the IWM Shares: $115.339, which is 70% of its initial level
Coupon threshold level:	With respect to the SX7E Index: 65.758, which is 70% of its initial level
With respect to the NDX Index: 6,533.839, which is approximately 70% of its initial level
With respect to the IWM Shares: $115.339, which is 70% of its initial level
Call threshold level:	With respect to the SX7E Index: 89.243, which is 95% of its initial level
With respect to the NDX Index: 8,867.353, which is approximately 95% of its initial level
With respect to the IWM Shares: $156.532, which is approximately 95% of its initial level
Initial level:	With respect to the SX7E Index: 93.94, which is its closing level on the pricing date
With respect to the NDX Index: 9,334.056, which is its closing level on the pricing date
With respect to the IWM Shares: $164.77, which is its closing level on the pricing date
Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:	With respect to each of the SX7E Index and the NDX Index, on any index business day, the respective index closing value on such day
With respect to the IWM Shares, on any trading day, the closing price of one IWM Share on such day times the adjustment factor on such day
Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon payment dates:	Quarterly, beginning May 7, 2020, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date
Observation dates:	Quarterly, as set forth under “Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.
Adjustment factor:	With respect to the IWM Shares, 1.0, subject to adjustment in the event of certain events affecting the IWM Shares
CUSIP / ISIN:	61770FGQ3 / US61770FGQ37
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Dates / Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
May 4, 2020	May 7, 2020
August 3, 2020	August 6, 2020
November 3, 2020	November 6, 2020
February 3, 2021	February 8, 2021
May 3, 2021	May 6, 2021
August 3, 2021	August 6, 2021
November 3, 2021 (final observation date)	November 8, 2021 (maturity date)

February 2020	Page 2

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021 All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF (the “securities”) do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire 1.75-year term of the securities.  We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date.  Even if each underlying were to be at or above its respective coupon threshold level on some quarterly observation dates, they may not all close at or above their respective coupon threshold levels on other observation dates, in which case you will not receive some contingent quarterly coupon payments.  In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying is less than its respective downside threshold level on any index business day or any trading day, as applicable, during the observation period, a trigger event will have occurred and investors will be fully exposed to the decline in the worst performing underlying on a 1-to-1 basis and, if the final level of any underlying is less than its respective initial level, investors will receive a payment at maturity that is less than the stated principal amount of the securities and could be zero. Investors will not participate in any appreciation of any underlying. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 1.75-year term of the securities.

Maturity:	Approximately 1.75 years
Contingent quarterly coupon:	A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 6.25% per annum for each interest payment period for each applicable observation date. If, on any observation date, the closing level of any underlying is less than the respective coupon threshold level, we will pay no coupon for the applicable quarterly period.
Automatic early redemption:	If the closing level of each underlying is greater than or equal to its call threshold level on any quarterly redemption determination date, beginning on May 4, 2020, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date. No further payments will be made on the securities once they have been redeemed.
Trigger event:	A trigger event occurs if, on any index business day (with respect to the SX7E Index and the NDX Index) or any trading day (with respect to the IWM Shares) from but excluding the pricing date to and including the final observation date (the “observation period”), the closing level of an applicable underlying is less than its respective downside threshold level. If a trigger event occurs on any index business day or any trading day, as applicable, during the observation period, you will be exposed to the downside performance of the worst performing underlying at maturity.
Payment at maturity:

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day or any trading day from but excluding the pricing date to and including the final observation date, investors will receive at maturity the stated principal amount.

February 2020	Page 3

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

If a trigger event HAS occurred on any index business day or any trading day from but excluding the pricing date to and including the final observation date, investors will receive a payment at maturity equal to: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final level of any underlying is less than its initial level, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. Investors will not participate in any appreciation of any underlying.

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000.  We estimate that the value of each security on the pricing date is $964.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels, call threshold levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

February 2020	Page 4

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period.  The securities have been designed for investors who are willing to forgo market floating interest rates and accept the risk of receiving no coupon payments for the entire 1.75-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the quarterly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 1.75-year term of the securities and the payment at maturity may be less than 70% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others.  Investors receive the contingent quarterly coupon, corresponding to a return of 6.25% per annum, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date, but not for the quarterly periods for which any closing level is below the respective coupon threshold level on the related observation date.

When each underlying closes at or above its respective call threshold level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that a trigger event has not occurred, as each underlying has closed at or above the respective downside threshold level on each index business day or each trading day, as applicable, during the observation period. In addition, each underlying closes below the call threshold level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon for each quarterly period, as each underlying closing level was at or above the respective coupon barrier level on each observation date. Because a trigger event has not occurred on any index business day or any trading day, as applicable, during the observation period, at maturity, investors will receive the stated principal amount and the contingent quarterly coupon with respect to the final observation date.

February 2020	Page 5

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, a trigger event occurs on any index business day or any trading day, as applicable, during the observation period and investors suffer a loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon barrier level on some quarterly observation dates, but one or more underlying close below the respective coupon barrier level(s) on the others, and each underlying closes below the respective call threshold level on every quarterly redemption determination date.  Consequently, the securities are not automatically redeemed and a trigger event will have occurred. Investors receive the contingent quarterly coupon for the quarterly periods for which each underlying closing level is at or above the respective coupon barrier level on the related observation date, but not for the quarterly periods for which any underlying closing level is below the respective coupon barrier level on the related observation date.  On the final observation date, one or more underlying close below the respective initial level(s).  At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying.  Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

If a trigger event occurs on any index business day or any trading day, as applicable, during the observation period, investors will have full downside exposure to the worst performing underlying at maturity. Under these circumstances, if the final level of any underlying is less than its respective initial level, investors will lose some or all of their investment in the securities.

February 2020	Page 6

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each quarterly observation date, (2) the closing levels on each quarterly redemption determination date and (3) the final levels.  Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

February 2020	Page 7

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Diagram #3:  Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

February 2020	Page 8

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity, if any, if the securities have not been automatically redeemed early.  The following examples are for illustrative purposes only.  Whether you receive a contingent quarterly coupon will be determined by reference to the closing level of each underlying on each quarterly observation date, and the amount you will receive at maturity, if any, will be determined by reference to the closing level of each underlying throughout the observation period.  The actual initial level, coupon threshold level and downside threshold level for each underlying are set forth on the cover of this document.  All payments on the securities, if any, are subject to our credit risk.  The numbers in the hypothetical examples below may have been rounded for the ease of analysis.  The below examples are based on the following terms:

Contingent Quarterly Coupon:	A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 6.25% per annum (corresponding to approximately $15.625 per quarter per security*) for each interest payment period for each applicable observation date.
Automatic Early Redemption:	If the closing level of each underlying is greater than or equal to its respective call threshold level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date.
Trigger event:	A trigger event occurs if, on any index business day (with respect to the SX7E Index and the NDX Index) or any trading day (with respect to the IWM Shares) from but excluding the pricing date to and including the final observation date (the “observation period”), the closing level of an applicable underlying is less than its respective downside threshold level. If a trigger event occurs on any index business day or any trading day, as applicable, during the observation period, investors will be exposed to the downside performance of the worst performing underlying at maturity.
Payment at Maturity (if the securities have not been automatically redeemed early):

At maturity, investors will receive, in addition to the final contingent quarterly coupon payment, if payable, a payment at maturity determined as follows:

If a trigger event HAS NOT occurred on any index business day or any trading day from but excluding the pricing date to and including the final observation date: the stated principal amount

If a trigger event HAS occurred on any index business day or any trading day from but excluding the pricing date to and including the final observation date: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying, subject to a maximum payment at maturity of the stated principal amount.

If a trigger event occurs and the final level of any underlying is less than its initial level, the payment at maturity will be less than the stated principal amount of the securities and could be zero.

Under no circumstances will investors participate in any appreciation of any underlying.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SX7E Index: 100 With respect to the NDX Index: 9,000 With respect to the IWM Shares: $150
Hypothetical Coupon Threshold Level:	With respect to the SX7E Index: 70, which is 70% of the hypothetical initial level for such underlying With respect to the NDX Index: 6,300, which is 70% of the hypothetical initial level for such

February 2020	Page 9

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

underlying With respect to the IWM Shares: $105, which is 70% of the hypothetical initial level for such underlying
Hypothetical Downside Threshold Level:

With respect to the SX7E Index: 70, which is 70% of the hypothetical initial level for such underlying

With respect to the NDX Index: 6,300, which is 70% of the hypothetical initial level for such underlying

With respect to the IWM Shares: $105, which is 70% of the hypothetical initial level for such underlying

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis.  The hypothetical contingent quarterly coupon of $15.625 is used in these examples for ease of analysis.

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Closing Level			Contingent Quarterly Coupon
	SX7E Index	NDX Index	IWM Shares
Hypothetical Observation Date 1	85 (at or above the coupon threshold level)	7,280 (at or above the coupon threshold level)	$120 (at or above the coupon threshold level)	$15.625
Hypothetical Observation Date 2	60 (below the coupon threshold level)	6,525 (at or above the coupon threshold level)	$110 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	75 (at or above the coupon threshold level)	5,950 (below the coupon threshold level)	$90 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	62 (below the coupon threshold level)	5,080 (below the coupon threshold level)	$85 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level.  Therefore, a contingent quarterly coupon of $15.625 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels.  Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 1.75-year term of the securities.

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Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Example 1:  A trigger event HAS NOT occurred.

Final Level		SX7E Index: 120 NDX Index: 9,300
		IWM Shares: $160
Payment at Maturity	=	$1,000.00 + $15.625 (contingent quarterly coupon for the final quarterly period)
	=	$1,015.625

In example 1, the closing levels of the SX7E Index and the NDX Index and the IWM Shares are all at or above their respective downside threshold levels on each index business day or each trading day, as applicable, during the observation period. Therefore, a trigger event has not occurred and investors receive at maturity the stated principal amount of the securities and the contingent quarterly coupon with respect to the final observation date. However, investors do not participate in any appreciation of any underlying index.

Example 2: A trigger event HAS occurred.

Final Level		SX7E Index: 150 NDX Index: 7,200 IWM Shares: $175

Payment at Maturity	=	$15.625 (contingent quarterly coupon for the final quarterly period) + [$1,000 × performance factor of the worst performing underlying, subject to a maximum of the stated principal amount]
	=	$15.625 + [$1,000 × (7,200 / 9,000)]
	=	$815.625

In example 2, the closing levels of two underlying are at or above their respective downside threshold levels on each index business day or each trading day, as applicable, during the observation period, but the closing level of the other underlying is below its downside threshold level on one or more index business days or trading days during the observation period. The final levels of the SX7E Index and the NDX Index and the IWM Shares are at or above the respective coupon barrier levels on the final observation date. However, because a trigger event has occurred, investors are exposed to the downside performance of the worst performing underlying at maturity, even though two of the underlying have appreciated. Because the final level of each underlying is greater than its respective coupon barrier level, investors receive the contingent quarterly coupon with respect to the final observation date. The payment at maturity is an amount equal to the contingent quarterly coupon with respect to the final observation date plus (i) the stated principal amount times (ii) the performance factor of the worst performing underlying.

Example 3: A trigger event HAS occurred.

Final Level		SX7E Index: 50
NDX Index: 5,225
IWM Shares: $90
Payment at Maturity	=	$1,000 × index performance factor of the worst performing underlying index
	=	$1,000 × (50 / 100) = $500
	=	$500

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Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

In example 3, the closing levels of the SX7E Index and the NDX Index and the IWM Shares are all below the respective downside threshold levels on one or more index business days or trading days, as applicable, during the observation period. Therefore, a trigger event has occurred, and investors are exposed to the downside performance of the worst performing underlying at maturity. Because the final level of one or more of the underlying is below the respective coupon barrier levels, investors do not receive the contingent quarterly coupon with respect to the final observation date. The payment at maturity is an amount equal to the stated principal amount times the performance factor of the worst performing underlying.

If a trigger event occurs on any business day or any trading day, as applicable, during the observation period, investors will have full downside exposure to the worst performing underlying at maturity. Under these circumstances, if the final level of any underlying is less than its respective initial level, investors will lose some or all of their investment in the securities.

February 2020	Page 12

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the closing level of any underlying is less than its respective downside threshold level on any index business day or any trading day, as applicable, during the observation period, a trigger event will have occurred and you will be exposed to the decline in the closing value of the worst performing underlying, as compared to its initial value, on a 1-to-1 basis at maturity. If a trigger event occurs on any index business day or any trading day, as applicable, during the observation period, investors will have full downside exposure to the worst performing underlying at maturity. Under these circumstances, if the final level of any underlying is less than its respective initial level, investors will lose some or all of their investment in the securities. In this case, you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying, subject to a maximum payment at maturity of the stated principal amount. In this case, the payment at maturity will be less than the stated principal amount and could be zero.

▪	The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of any underlying is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. Moreover, in such a case, a trigger event will necessarily have occurred, and you will have full downside exposure to the worst performing underlying at maturity. It is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	You are exposed to the price risk of each underlying, with respect to both the contingent quarterly coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent quarterly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and any underlying has declined to below its respective downside threshold level on any index business day or any trading day, as applicable, during the observation period, a trigger event will have occurred and you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if one or both of the other underlyings have appreciated or have not declined as much, and even if the worst performing underlying is not the underlying that originally caused the occurrence of the trigger event. Under this scenario, the value of any such payment will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

more likely that any underlying will close below its coupon threshold level on any observation date, and below its downside threshold level on any index business day or any trading day, as applicable, during the observation period, which would constitute a trigger event, than if the securities were linked to only one underlying.  Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a significant loss on your investment.  In addition, because each underlying must close above its call threshold level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

▪	The contingent quarterly coupon, if any, is based on the value of each underlying on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying on quarterly observation dates, if the closing level of any underlying on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent quarterly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, and even if the closing level(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

▪	Investors will not participate in any appreciation in any underlying. Regardless of whether or not a trigger event occurs, investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any index business day or any trading day, including in relation to its respective coupon threshold level, downside threshold level and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SX7E Index, the NDX Index and the share underlying index,

o	whether a trigger event has occurred on any index business day or any trading day, as applicable, during the observation period,

o	whether the closing level of any underlying has been below its respective coupon threshold level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the SX7E Index, the NDX Index and the share underlying index or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the SX7E Index, the NDX Index and the share underlying index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of the SX7E Index, the NDX Index and the share underlying index,

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Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

o	the occurrence of certain events affecting the IWM Shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level and downside threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance.  The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may close below the respective downside threshold level(s) on any index business day or any trading day, as applicable, during the observation period so that you are exposed to the negative performance of the worst performing underlying at maturity.  There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will be at or above its respective downside threshold level on each index business day or each trading day, as applicable, during the observation period so that you do not suffer a loss on your initial investment in the securities.  See “EURO STOXX® Banks Index Overview,” “NASDAQ-100 Index® Overview” and “iShares® Russell 2000® ETF Overview” below.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the IWM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the IWM Shares. However, the calculation agent will not make an adjustment for every event that could affect the IWM Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

▪	Adjustments to the IWM Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the IWM Shares (the “Investment Adviser”) seeks investment results that correspond generally to the total return performance, before fees and expenses, of the Russell 2000® Index (the “share underlying index”). Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the IWM Shares. Any of these actions could adversely affect the price of the IWM Shares and, consequently, the value of the securities. FTSE Russell is responsible for calculating and maintaining the Russell 2000® Index. FTSE Russell may add, delete or substitute the stocks constituting the Russell 2000® Index or make other methodological changes that could change the value of the Russell 2000® Index. FTSE Russell may discontinue or suspend calculation or publication of the Russell 2000® Index at any time. Any of these actions could adversely affect the value of the Russell 2000® Index, and, consequently, the price of the IWM Shares and the value of the securities.

▪	The performance and market price of the IWM Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the IWM Shares. The IWM Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the IWM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of IWM Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the IWM Shares may impact the variance between the performances of IWM Shares and the share underlying index. Finally, because the shares of the IWM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the IWM Shares may differ from the net asset value per share of the IWM Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the IWM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the IWM Shares may be adversely affected, market participants may be unable to

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All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

calculate accurately the net asset value per share of the IWM Shares, and their ability to create and redeem shares of the IWM Shares may be disrupted. Under these circumstances, the market price of shares of the IWM Shares may vary substantially from the net asset value per share of the IWM Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the IWM Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the IWM Shares.  Any of these events could materially and adversely affect the price of the shares of the IWM Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the IWM Shares on the final observation date, even if the IWM Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the IWM Shares.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	There are risks associated with investments in securities linked to the value of foreign equity securities. The securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

▪	The stocks composing the EURO STOXX® Banks Index are concentrated in the banking sector. Each of the stocks composing the EURO STOXX® Banks Index has been issued by a company whose business is associated with the banking sector, and so an investment in the securities will be concentrated in this sector. The performance of bank

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All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition.

▪	The securities are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlyings, and the Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® ETF may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SX7E Index, the NDX Index or the share underlying index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the SX7E Index, the NDX Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the SX7E Index, the NDX Index or the share underlying index.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 1.75-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price,

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All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the IWM Shares, the stocks that constitute the SX7E Index, the NDX Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on each index business day or each trading day, as applicable, during the observation period so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying throughout the observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level, coupon threshold level, call threshold level and downside threshold level for each underlying, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether the securities will be redeemed on any early redemption date, whether a trigger event has occurred and the payment at maturity, if any. Moreover, certain

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the SX7E Index, the NDX Index or the share underlying index.  These potentially subjective determinations may adversely affect the payout to you at maturity, if any.  For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the SX7E Index or the NDX Index could adversely affect the value of the securities. The publisher of each of the SX7E Index or the NDX Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of each of the SX7E Index or the NDX Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, if any, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level, coupon threshold level, call threshold level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting.  Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.  If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein.  For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments.  In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

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Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

February 2020	Page 20

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EURO STOXX® Banks Index Overview

The EURO STOXX® Banks Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index and includes companies in the banks supersector, which tracks companies engaged in a broad range of financial services, including retail banking, loans and money transmissions.  For additional information about the EURO STOXX® Banks Index, see the information set forth in “Annex A—EURO STOXX® Banks Index.”

Information as of market close on February 4, 2020:

Bloomberg Ticker Symbol:	SX7E	52 Week High (on 4/17/2019):	103.60
Current Index Value:	93.94	52 Week Low (on 8/15/2019):	77.45
52 Weeks Ago:	89.04

The following graph sets forth the daily index closing values of the SX7E Index for the period from January 1, 2015 through February 4, 2020.  The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the SX7E Index for each quarter for the period from January 1, 2015 through February 4, 2020.  The index closing value of the SX7E Index on February 4, 2020 was 93.94.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  The SX7E Index has experienced periods of high volatility, and you should not take the historical values of the SX7E Index as an indication of its future performance.

SX7E Index Daily Index Closing Values January 1, 2015 to February 4, 2020

* The red line in the graph indicates both the downside threshold level and the coupon threshold level of 65.758, each of which is 70% of the initial level.

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EURO STOXX® Banks Index	High	Low	Period End
2015
First Quarter	158.53	124.29	157.65
Second Quarter	161.70	148.38	149.91
Third Quarter	161.45	128.04	131.34
Fourth Quarter	141.12	123.03	127.87
2016
First Quarter	125.04	89.65	101.38
Second Quarter	111.28	79.03	83.25
Third Quarter	99.11	78.37	92.54
Fourth Quarter	120.34	91.84	117.67
2017
First Quarter	127.52	111.98	127.52
Second Quarter	139.87	118.94	131.16
Third Quarter	139.91	127.83	138.38
Fourth Quarter	137.82	129.98	130.48
2018
First Quarter	143.05	123.72	125.69
Second Quarter	131.97	109.41	110.45
Third Quarter	116.73	104.16	106.55
Fourth Quarter	106.08	84.80	87.04
2019
First Quarter	98.51	86.61	93.25
Second Quarter	103.60	85.57	88.14
Third Quarter	92.04	77.45	87.70
Fourth Quarter	98.75	82.90	96.71
2020
First Quarter (through February 4, 2020)	99.33	91.39	93.94

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited.  For more information, see the information set forth in “Annex A—EURO STOXX® Banks Index.”

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The NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index value. For additional information about the NASDAQ-100 Index® , see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on February 4, 2020:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 2/4/2020):	9,334.056
Current Index Value:	9,334.056	52 Week Low (on 2/7/2019):	6,904.980
52 Weeks Ago:	6,959.957

The following graph sets forth the daily index closing values of the NDX Index for in the period from January 1, 2015 through February 4, 2020.  The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDX Index for each quarter for the period from January 1, 2015 to February 4, 2020.  The index closing value of the NDX Index on February 4, 2020 was 9,334.056.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The NDX Index has at times experienced periods of high volatility, and you should not take the historical values of the NDX Index as an indication of its future performance.

NDX Index Daily Index Closing Values January 1, 2015 to February 4, 2020

* The red line in the graph indicates both the downside threshold level and the coupon threshold level of 6,533.839, each of which is approximately 70% of the initial level.

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NASDAQ-100 Index®	High	Low	Period End
2015
First Quarter	4,483.049	4,089.648	4,333.688
Second Quarter	4,548.740	4,311.257	4,396.761
Third Quarter	4,679.675	4,016.324	4,181.060
Fourth Quarter	4,719.053	4,192.963	4,593.271
2016
First Quarter	4,497.857	3,947.804	4,483.655
Second Quarter	4,565.421	4,201.055	4,417.699
Third Quarter	4,891.363	4,410.747	4,875.697
Fourth Quarter	4,965.808	4,660.457	4,863.620
2017
First Quarter	5,439.742	4,911.333	5,436.232
Second Quarter	5,885.296	5,353.586	5,646.917
Third Quarter	6,004.380	5,596.956	5,979.298
Fourth Quarter	6,513.269	5,981.918	6,396.422
2018
First Quarter	7,131.121	6,306.100	6,581.126
Second Quarter	7,280.705	6,390.837	7,040.802
Third Quarter	7,660.180	7,014.554	7,627.650
Fourth Quarter	7,645.453	5,899.354	6,329.964
2019
First Quarter	7,493.270	6,147.128	7,378.771
Second Quarter	7,845.729	6,978.018	7,671.075
Third Quarter	8,016.953	7,415.691	7,749.449
Fourth Quarter	8,778.313	7,550.786	8,733.073
2020
First Quarter (through February 4, 2020)	9,334.056	8,793.904	9,334.056

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. We make no representation or warranty as to the accuracy or completeness of such information.

Information as of market close on February 4, 2020:

Bloomberg Ticker Symbol:	IWM UP	52 Week High (on 1/16/2020):	$169.53
Current Share Price:	$164.77	52 Week Low (on 8/27/2019):	$144.85
52 Weeks Ago:	$150.96

The following graph sets forth the daily closing prices of the IWM Shares for the period from January 1, 2015 through February 4, 2020.  The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWM Shares for each quarter for the period from January 1, 2015 through February 4, 2020.  The closing price of the IWM Shares on February 4, 2020 was $164.77.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The IWM Shares have experienced periods of high volatility, and you should not take the historical prices of the IWM Shares as an indication of their future performance.

IWM Shares Daily Closing Prices January 1, 2015 to February 4, 2020

* The red line in the graph indicates both the downside threshold level and the coupon threshold level of $115.339, each of which is 70% of the initial level.

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iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2015
First Quarter	126.03	114.69	124.35
Second Quarter	129.01	120.85	124.86
Third Quarter	126.31	107.53	109.20
Fourth Quarter	119.85	109.01	112.51
2016
First Quarter	110.62	94.80	110.62
Second Quarter	118.43	108.69	114.97
Third Quarter	125.70	113.69	124.21
Fourth Quarter	138.31	115.00	134.85
2017
First Quarter	140.36	133.75	137.48
Second Quarter	142.10	133.72	140.92
Third Quarter	148.18	134.83	148.18
Fourth Quarter	154.30	145.63	152.46
2018
First Quarter	159.96	145.44	151.83
Second Quarter	169.97	148.13	163.77
Third Quarter	173.02	164.20	168.55
Fourth Quarter	166.33	125.88	133.90
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter (through February 4, 2020)	169.53	160.53	164.77

This document relates only to the securities referenced hereby and does not relate to the IWM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM Shares.

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC.  BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Russell 2000® Index.  The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents

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approximately 98% of the U.S. equity market. The Russell 2000® Index consists of the smallest 2,000 companies included in the Russell 3000® Index and represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell 2000® Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publishers:	With respect to the SX7E Index, STOXX Limited, or any successor thereof. With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Share underlying index:	The Russell 2000® Index
Share underlying index publisher:	FTSE Russell or any successor thereof
Interest period:	The quarterly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Threshold level:	The accompanying product supplement refers to the threshold level as the “trigger level.”
Day count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such

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notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, if any, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.  This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

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Principal at Risk Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein.  We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting.  In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities).  Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis.  A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments.  Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities.  Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled.  For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment.  Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise.  The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the

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Principal at Risk Securities

treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.  The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities.  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates.  While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

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•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision.  We will not be required to pay any additional amounts with respect to amounts withheld.  In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty.  If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security.  Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person

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Principal at Risk Securities

for U.S. federal income tax purposes or otherwise establishes an exemption.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”).  Withholding (if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends.  Under recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income).  While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules.  If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to take positions in the IWM Shares, in stocks constituting the SX7E Index, the NDX Index or the share underlying index, in futures and/or options contracts on the IWM Shares, the SX7E Index, the NDX Index, the share underlying index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent quarterly coupon (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on each index business day or each trading day, as applicable, during the observation period so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings).  These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of an underlying throughout the observation period, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Benefit plan investor considerations:	Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of

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Principal at Risk Securities

the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for,

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Principal at Risk Securities

individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley, Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $18.75 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

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Principal at Risk Securities

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A—EURO STOXX® Banks Index

The EURO STOXX® Banks Index (the “Index”) is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index and includes companies in the banks supersector, which tracks companies engaged in a broad range of financial services, including retail banking, loans and money transmissions.  The Index is a price return index denominated in euro, calculated, maintained and published by STOXX Limited.

The Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG.  Publication of the Index began on June 15, 1998, based on an initial index value of 100 at December 31, 1991. The Index is disseminated on the STOXX Limited website, which sets forth, among other things, the country, industrial sector and weight of each component included in the Index and updates these weightings at the end of each quarter.  Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this free writing prospectus.

On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the Index.

Composition of the Index

The Index is one of 19 EURO STOXX® Supersector indices that compose the STOXX® Europe 600 Index. The STOXX® Europe 600 Index contains the 600 largest European stocks by free float market capitalization.  The Index contains the companies of the Eurozone subset of the STOXX® Europe 600 Index that fall within the banks supersector, determined by reference to the Industry Classification Benchmark (“ICB”), an international system for categorizing companies that is maintained by FTSE International Limited.

The composition of the Index is reviewed quarterly, together with the STOXX® Europe 600 Index, based on the closing stock data on the last trading day of the month following the last quarterly index review.  The component stocks are announced on the fourth Tuesday of the month immediately prior to the review implementation month.  Changes to the component stocks are implemented on the third Friday in each of March, June, September and December and are effective the following trading day.

Corporate actions (including mergers and takeovers, spin-offs, sector changes, delistings and bankruptcy) that affect the STOXX® Europe 600 Index composition are immediately reviewed.  Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the Index

The Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the index value of the Index at any time can be expressed as follows:

Index value	=	free float market capitalization of the Index divisor

The “free float market capitalization of the Index” is equal to the sum of the products of the price, number of shares and free float factor for each component stock as of the time the Index is being calculated.  The free float factor reduces the number of shares outstanding to the actual amount available on the market.  All fractions of the total number of shares that are larger than 5% and whose holding is of a long-term nature are excluded from the index calculation.  The free float factor typically excludes cross-ownership (stock owned either by the company itself or other companies), government ownership, private ownership, and restricted shares that cannot be traded during a certain period or have a foreign ownership restriction.  Block ownership is not applied for holdings of custodian nominees, trustee companies, mutual funds, investment companies with short-term investment strategies, pension funds and similar entities.

The free float factors and outstanding number of shares used to calculate the Index are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.  Extraordinary adjustments may occur from certain corporate actions, depending on the magnitude of the change.

The Index is also subject to a divisor, which is adjusted to maintain the continuity of index values despite changes due to corporate actions.  All corporate actions and dividends are implemented at the effective date (ex-date); i.e., with corporate actions where cash or other corporate assets are distributed to shareholders, the price of the stock will drop on the ex-date.  The following is a

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summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).  If the new shares have a dividend disadvantage —i.e., the new shares have a different dividend from that paid on the old shares — the price for these new shares will be adjusted according to the gross dividend amount.  The divisor may increase, decrease or be held constant.

DIVISOR:	Decrease	A) Special Cash dividend adjusted price = closing price − announced dividend * (1 − withholding tax if applicable)
DIVISOR:	Constant	B) Split and Reverse Split adjusted price = closing price * A / B new number of shares = old number of shares * B / A
DIVISOR:	Increase	C) Rights Offering
If the subscription price is not available or equal to or greater than the closing price on the day before the effective date, then no adjustment is made.
In case the share increase is larger or equal to 100% (B / A ≥ 1) the adjustment of the shares and weightfactors are delayed until the new shares are listed.
adjusted price = (closing price * A + subscription price * B) / (A + B)
new number of shares = old number of shares * (A + B) / A
DIVISOR:	Constant	D) Stock Dividend adjusted price = closing price * A / (A + B) new number of shares = old number of shares * (A + B) / A
	Decrease	E) Stock Dividend (from treasury stock) If treated as regular cash dividend, not adjusted. If treated as extraordinary dividend: adjusted price = closing price – closing price * B / (A + B)
DIVISOR:	Decrease	F) Stock Dividend of a Different Company Security adjusted price = (closing price * A − price of the different company security * B) / A
DIVISOR:	Decrease	G) Return of Capital and Share Consolidation adjusted price = (closing price − capital return announced by company * (1 − withholding tax)) * A / B new number of shares = old number of shares * B / A
DIVISOR:	Decrease	H) Repurchase Shares-Self-Tender
adjusted price = ((price before tender * old number of shares) − (tender price * number of tendered shares)) / (old number of shares − number of tendered shares)
new number of shares = old number of shares − number of tendered shares
DIVISOR:	Decrease	I) Spinoff adjusted price = (closing price * A − price of spun-off shares * B) / A
DIVISOR:		J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:
Increase	● If rights are applicable after stock distribution (one action applicable to other)
adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]
new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
Increase	● If stock distribution is applicable after rights (one action applicable to other)
adjusted price = [closing price * A + subscription price * C] / [(A + C) * (1 + B / A)]
new number of shares = old number of shares * [(A + C) * (1 + B / A)]
DIVISOR:	Increase	● Stock distribution and rights (neither action is applicable to the other)
adjusted price = [closing price * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C] / A
K) Addition/Deletion of a Company No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
L) Free float and Share Changes No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited.  STOXX Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly.  The EURO STOXX® Banks Index is determined, composed and calculated by

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Morgan Stanley Finance LLC

Contingent Income Auto-Callable Securities with Daily Trigger Monitoring due November 8, 2021

All Payments on the Securities Based on the Worst Performing of the EURO STOXX® Banks Index, the NASDAQ-100 Index® and the iShares® Russell 2000® ETF

Principal at Risk Securities

STOXX Limited without regard to Morgan Stanley or the securities.  STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the the EURO STOXX® Banks Index.  STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash.  STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.  STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN.  STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX® BANKS INDEX OR ANY DATA INCLUDED THEREIN.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“EURO STOXX® Banks Index” and “STOXX®” are registered trademarks of STOXX Limited.  The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the securities.

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